UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

August 8, 2007 (August 7, 2007)
Date of Report (Date of earliest event reported)

VINEYARD NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

California	000-20862	33-0309110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Corona Pointe Court, Corona, California	92879
(Address of principal executive offices)	(Zip Code)

(951)271-4232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	8.01. Other Events

On August 7, 2007, Norman A. Morales, the President and Chief Executive Officer of Vineyard National Bancorp (“VNBC”), filed a Form 4 related to the sale of 15,000 shares of VNBC common stock; this transaction was an acceleration of his monthly transactions currently in effect under his previously adopted trading plan, in an effort to continue to diversify his investment portfolio.  Concurrently, following this transaction, Mr. Morales cancelled his current trading plan which was adopted under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, which VNBC previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 2007.

With the recent volatility in the market, Mr. Morales felt it would be best to cancel this trading plan so that he may instead, at the appropriate time and pursuant to applicable securities rules, acquire additional shares of VNBC common stock for his portfolio.

Mr. Morales currently owns 365,378 shares of the VNBC common stock, which includes options to purchase an additional 105,000 shares, which is one of the largest positions of VNBC’s stockholders.

Rule 10b5-1 allows corporate insiders to establish pre-arranged written plans to buy or sell a specified number of shares of company stock over a predetermined period of time. Insiders may adopt such plans when they are not in possession of material inside information in order to, among other things, avoid concerns about initiating stock transactions while in possession of material nonpublic information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINEYARD NATIONAL BANCORP

Date: August 8, 2007	By:	/s/ Gordon Fong
Gordon Fong
Executive Vice President and Chief Financial Officer